EXHIBIT 99.1

SWORN STATEMENT PURSUANT TO SECTION 21(a)(1) OF THE
SECURITIES EXCHANGE ACT OF 1934

I, Mark J. O’Brien, Chief Executive Officer of Pulte Homes, Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Pulte Homes, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	The Annual Report on Form 10-K for the Year Ended December 31, 2001 filed with the Commission of Pulte Homes, Inc.;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Pulte Homes, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/Mark J. O’Brien

Mark J. O’Brien, Chief Executive Officer, Pulte Homes, Inc.

Subscribed and sworn to before me
this 12th day of August 2002.

/s/Vicky Bednarczyk
Notary Public
My Commission Expires: July 16, 2003